SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10/A
                                (Amendment No. 3)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Delta Apparel, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


       Georgia 58-2508794                                       58-2508794
------------------------------------                       -----------------
 (State or Other Jurisdiction of                             (IRS Employer
 Incorporation or Organization)                            Identification No.)


 3355 Breckinridge Blvd., Suite 100, Duluth, GA                      30096
--------------------------------------------------              ---------------
  (Address of Principal Executive Offices)                       (Zip Code)

                                 (770) 806-6800
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


  Title of Each Class                         Name of Each Exchange on Which
  To Be So Registered                         Each Class Is To Be Registered
  -------------------                         ------------------------------

 Common Stock, par value $0.01                      American Stock Exchange
 Common Stock Purchase Rights                       American Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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

     Except as otherwise indicated below, the information required to be contained in this Registration Statement on Form 10/A of Delta Apparel, Inc., a Georgia corporation ("Delta Apparel" or "the Company"), is contained in the Information Statement included as Exhibit 99.1 hereto (the "Information
Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM 1. BUSINESS.

          See  "Business of Delta Apparel"

               "Management's Discussion and Analysis of Financial Condition and Results of Operations - First Nine Months of Fiscal Year 2000 versus First Nine Months of Fiscal Year 1999 - Order Backlog"

ITEM 2. FINANCIAL INFORMATION.

          See  "Summary -- Selected Historical Financial Data"
               "Management's Discussion and Analysis of Financial Conditions and Results of Operations" ("MD&A")
               "MD&A -- Quantitative and Qualitative Disclosures About Market Risk"

ITEM 3. PROPERTIES.

          See  "Business of Delta Apparel -- Properties"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

          See  "Security   Ownership  of  Significant   Beneficial   Owners  and
               Management"

ITEM 5. DIRECTORS AND OFFICERS.

          See  "Management of Delta Apparel -- Directors"
               "Management of Delta Apparel -- Executive Officers"

ITEM 6. EXECUTIVE COMPENSATION.

          See  "Management of Delta Apparel -- Management Compensation"



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

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

          See "Relationships Among Delta Apparel, Delta Woodside and Duck Head" "Interests of Directors and Executive Officers in the Delta Apparel Distribution"

ITEM 8. LEGAL PROCEEDINGS.

          See  "Business of Delta Apparel -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

          See  "Trading Market"
               "MD&A -- Dividends and Purchases by Delta Apparel of its Own Shares"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

          See "Description of Delta Apparel Capital Stock - Recent Sales of Unregistered Securities"

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          See  "Description of Delta Apparel Capital Stock"

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          See "Description of Delta Apparel Capital Stock -- Limitation on Liability of Directors" and "-- Indemnification of Directors"

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

          See  Unaudited Pro Forma Combined Financial Statements
               Audited Combined Financial Statements
               Unaudited Condensed Combined Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

               Not applicable.



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

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements

               See  Index to Financial Statements
                    Exhibit 99.2

          (b)  Exhibits.

               2.1 Distribution Agreement by and among Delta Woodside Industries, Inc, DH Apparel Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.

               3.1       Articles of Incorporation of the Company. *

               3.2.1     Bylaws of the Company. *

               3.2.2     Amendment to Bylaws of the Company  adopted January 20,
                         2000.*

               3.2.3 Amendment to Bylaws of the Company adopted February 17, 2000.*

               4.1       See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

               4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company.*

               4.3 Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank.*

               10.1      See Exhibits 2.1 and 4.3.

               10.2 Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

               10.3.1 Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

               10.3.2 Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries, Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

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


               10.4 Delta Apparel, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended & Restated March 15, 2000.*

               10.5      Delta  Apparel,   Inc.   Incentive  Stock  Award  Plan,
                         Effective February 15, 2000, Amended & Restated March 15, 2000.*

               10.6 Delta Apparel, Inc. Deferred Compensation Plan for Key Managers.*

               10.7 Form of Amendment of Certain Rights and Benefits Relating to Stock Options and Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents. A schedule listing director and officer signatories will be filed by amendment.)

               10.8.1 Collateral Assignment of Acquisition Agreements dated May 16, 2000 by and among DH Apparel Company, Inc., Delta Apparel, Inc. in favor of Congress Financial Corporation (Southern).

               10.8.2 Loan and Security Agreement by and between Congress Financial Corporation (Southern), Delta Apparel, Inc., dated May 16, 2000 (excluding exhibits and schedules).

               10.8.3    Term   Promissory   Note  in the  principal  amount  of
                         $10,000,000 dated May 16, 2000 by Delta Apparel, Inc. in favor of Congress Financial Corporation (Southern).

               10.8.4 Pledge and Security Agreement dated May 16, 2000 by Delta Apparel, Inc. by and in favor of Congress Financial Corporation (Southern) (excluding exhibits and schedules).

               10.8.5 Trademark Security Agreement dated May 16, 2000 by and between Delta Apparel, Inc. and Congress Financial Corporation (Southern) (excluding exhibits and schedules).

               21.1      Subsidiaries of the Company.*

               27.1      Financial Data Schedule (electronic filing only).


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

               99.1      Information Statement of Delta Apparel, Inc.

               99.2      Valuation and Qualifying Accounts

                  * Previously filed with initial filing, Amendment No. 1 or Amendment No. 2.

                    The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit to any of the above filed exhibits upon request of the Commission.


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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             DELTA APPAREL, INC.

Date: May 24, 2000                            By: /s/ Herbert M. Mueller
                                                  -----------------------------
                                                  Herbert M. Mueller
                                                  Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


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

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                                    EXHIBITS

2.1      Distribution Agreement by and among Delta Woodside Industries, Inc, DH Apparel
         Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.

3.1      Articles of Incorporation of the Company. *

3.2.1    Bylaws of the Company. *

3.2.2    Amendment to Bylaws of the Company adopted January 20, 2000.*

3.2.3    Amendment to Bylaws of the Company adopted February 17, 2000.*

4.1      See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

4.2      Specimen certificate for common stock, par value $0.01 per share, of the Company.*

4.3      Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and
         First Union National Bank.*

10.1     See Exhibits 2.1 and 4.3.

10.2     Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head
         Apparel Company, Inc. and the Company.*

10.3.1   Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W.
         Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries,
         Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

10.3.2   Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W.
         Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries,
         Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

10.4     Delta Apparel, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended
         & Restated March 15, 2000.*

10.5     Delta Apparel, Inc. Incentive Stock Award Plan, Effective February 15, 2000, Amended
         & Restated March 15, 2000.*

10.6     Delta Apparel, Inc. Deferred Compensation Plan for Key Managers.*

10.7     Form of Amendment of Certain Rights and Benefits Relating to Stock Options and
         Deferred Compensation by and between Delta Woodside Industries, Inc., the Company

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

         and certain pre-spin-off Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents.  A schedule listing director and officer signatories will be filed by amendment.)

10.8.1   Collateral Assignment of Acquisition Agreements dated May 16, 2000 by and among DH
         Apparel Company, Inc., Delta Apparel, Inc. in favor of Congress Financial Corporation
         (Southern).

10.8.2   Loan and Security Agreement by and between Congress Financial Corporation
         (Southern), Delta Apparel, Inc., dated May 16, 2000 (excluding exhibits and schedules).

10.8.3   Term Promissory Note in the principal amount of $10,000,000 dated May 16, 2000 by
         Delta Apparel, Inc. in favor of Congress Financial Corporation (Southern).

10.8.4   Pledge and Security Agreement dated May 16, 2000 by Delta Apparel, Inc. by and in favor of Congress Financial Corporation (Southern)  (excluding exhibits and schedules).

10.8.5   Trademark Security Agreement dated May 16, 2000 by and between Delta Apparel, Inc.
         and Congress Financial Corporation (Southern)  (excluding exhibits and schedules).

21.1     Subsidiaries of the Company.*

27.1     Financial Data Schedule (electronic filing only).

99.1     Information Statement of Delta Apparel, Inc.

99.2     Valuation and Qualifying Accounts

*        Previously filed with initial filing, Amendment No. 1 or Amendment No. 2.
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